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                                                                   EXHIBIT  23.1
                                                                   -------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 8, 1994 in this Annual Report on Form 10-K for the year ended May 31, 1994, in RPM, Inc.'s Registration Statements on Form S-3 (Reg. No. 33-53566, Sentry Polymers, Inc. acquisition, 33-50868, Liquid Yield Option Notes, 33-68222, Dynatron/Bondo acquisition, and 33-52235, Stonhard, Inc. acquisition) and Registration Statements on Form S-8 (Reg.
No. 2-65508, 1979 Stock Option Plan, 33-32794, 1989 Stock Option Plan, and 33-54720, Retirement Savings Plan).





                                                CIULLA STEPHENS & CO.


Cleveland, Ohio
August 25, 1994





373/06821CWA.949